EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 22, 2007, relating to the consolidated financial statements and financial statement schedule of The Charles Schwab Corporation, and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 2006.

Filed on Form S-3:

Registration Statement No. 333-114729	(Debt Securities, Junior Subordinated Debentures, Preferred Stock, Depositary Shares, Common Stock, Warrants, Purchase Contracts, and Units Consisting of Two or More Securities)

Registration Statement No. 333-32084	(Common stock registered pursuant to the acquisition of CyBerCorp Holdings, Inc.)

Registration Statement No. 333-36410	(Debt Securities)

Registration Statement No. 333-50812	(Common stock registered pursuant to the acquisition of Chicago Investment Analytics, Inc.)

Filed on Form S-4:

Registration Statement No. 333-30886	(Common stock registered pursuant to the acquisition of U.S. Trust Corporation)

Registration Statement No. 333-48764	(Registration of common stock)

Filed on Form S-8:

Registration Statement No. 333-131502	(The Charles Schwab Corporation Deferred Compensation Plan II)

Registration Statement No. 333-101992	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-44793	(Charles Schwab Profit Sharing and Employee Stock Ownership Plan)

Registration Statement No. 333-48335	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-93125	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-32058	(CyBerCorp Holdings, Inc. 1996 Incentive Plan)

Registration Statement No. 333-59280	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-63452	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-63448	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-71322	(The SchwabPlan Retirement Savings and Investment Plan)

Registration Statement No. 333-81840	(The Charles Schwab Corporation Employee Stock Incentive Plan)

Registration Statement No. 333-47107	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

/s/ Deloitte & Touche LLP
San Francisco, California
February 22, 2007